Exhibit 99.1

Vislink Reports Preliminary Unaudited Full Year 2022 Financial Results

Company Reports Strong Growth in Public Safety and Live Broadcast Markets

Targeting a 90/10 Revenue Split Between Hardware vs. Software and Services in 2023

Mt. Olive, NJ — March 27, 2023 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media and entertainment, law enforcement, and defense markets, today reported preliminary unaudited results for the year ended December 31, 2022. These results are subject to the completion of the Company’s year-end financial reporting processes, reviews, and audit.

2022 and Recent Operational Highlights

●	Received over $2 million in Airborne Video Downlink System (“AVDS”) orders from U.S. and Canadian law enforcement agencies in Q4 2022, highlighting Vislink’s position as a trusted supplier of solutions that deliver real-time, actionable intelligence to law enforcement customers.

●	Formed new over-the-top (“OTT”) partnership with StreamViral, offering an OTT playout and distribution platform to complement Vislink’s artificial intelligence (“AI”) cameras that create compelling, cost-effective sports productions.

●	Debuted latest AI Clipper Studio toolkit, which allows users to easily edit content, build highlights, and rapidly publish clips on new mediums.

●	Introduced Vislink 5G 4Live, a complete, end-to-end remote production solution designed to provide a premium-quality, 5G private network experience, helping operators to deploy reliable, low-latency communications to support production.

●	Debuted Cliq OFDM Mobile Transmitter, a compact and robust orthogonal frequency-division multiple access (“OFDM”) wireless video solution that supports a range of applications for Tier One live event broadcasts.

Management Commentary

“In 2022, we built and implemented a refreshed go-to-market strategy, which has laid the foundation for growth moving forward,” said Carleton “Mickey” Miller, CEO of Vislink. “Through prudent cost management efforts, which included the sunsetting of non-strategic legacy products, the introduction of new products like AeroLink, and an increased focus on our live production and public safety growth markets, we have taken significant steps to transform the business, and those efforts are beginning to materialize. We exited the year with a meaningful set of opportunities for us to deliver accelerated growth in 2023 and beyond.

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“Looking ahead, we will continue to focus our sales initiatives more heavily in the sports and entertainment as well as public safety markets. Based on our preliminary unaudited results, we achieved underlying revenue growth of 40% and 31%, respectively, in these areas in 2022, and we anticipate these markets continuing their solid trajectory in 2023. The increasing demand for remote production and live content in sports and entertainment, and the growing need to produce live events cost effectively, have Vislink positioned to maintain our operating momentum. In public safety, we are continuing to build our international sales pipeline and have received strong positive feedback for our new products. We are also further emphasizing LinkMatrix as a larger proportion of our product offerings going forward, with the goal of achieving approximately 10% software and services revenue contribution by the end of this year. We believe this offers an opportunity for a higher margin and recurring revenue software and services business that could complement our proprietary hardware platform and be instrumental in getting us to our longer-term growth and profitability goals.”

Preliminary Unaudited Full Year 2022 Financial Results

●	2022 revenue was $28.4 million, compared to $33.9 million in 2021.

●	Gross margins were 47% of 2022 revenue, compared to 55% of revenue in 2021.

●	Net loss attributable to common shareholders was $(13.6) million, or $(0.29) per share, in 2022, compared to net loss attributable to common shareholders of $(16.4) million, or $(0.38) per share, in 2021.

●	EBITDA (earnings before interest, taxes, depreciation, and amortization) for 2022 was $(12.0) million, compared to $(15.0) million for 2021.

Subsequent Events

Vislink appointed Head of Finance Paul Norridge as the company’s new chief financial officer (CFO), effective April 1, 2023. Norridge replaces Michael Bond, who is leaving the company to pursue other opportunities.

“Mike has played an integral role in transforming Vislink and setting the company in a strong financial position,” added Miller. “Having helped navigate operations through the pandemic and an important acquisition, we are grateful for Mike’s contributions to Vislink.”

Bond added: “I’m proud to have been a part of Vislink’s development over the past several years, and I would like to thank Mickey and the board for the opportunity. I am confident in the leadership team’s ability to continue pushing the company forward to achieve new heights.”

Miller continued: “With over nearly three decades of financial leadership experience and more than 15 years at Vislink, we believe Paul is the perfect fit to take on the role of CFO. Paul was our group financial controller before becoming Head of Finance in 2018, and he is deserving of the promotion and well-suited to help lead our financial operations going forward.”

Video Conference Call

Vislink management will host a video conference call today, March 27, 2023, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) to discuss its financial results, followed by a Q&A session.

Registration Link: Click here to register.

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The conference call will be broadcast live and available for replay via the Investor Relations section of Vislink’s website.

Preliminary and Unaudited Financial Results

The Company’s audited financial statements for the year ended December 31, 2022 are not yet final. Accordingly, the Company’s preliminary unaudited financial results are an estimate and subject to the completion of the Company’s financial close and other procedures and finalization of the Company’s consolidated financial statements for the year ended December 31, 2022, including the completion of the audit of the Company’s financial statements. Accordingly, actual financial results that will be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including audited financial statements, when they are completed and publicly disclosed may differ from these preliminary and unaudited results.

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income (expense). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results and financial position, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities, acquisitions integration, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 and in subsequent filings with, or submissions to, the SEC.

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The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high-quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G, and AI-driven technologies for automated news and sports productions.

The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience in the areas of terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems to deliver a broad spectrum of customer solutions. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Media Contact:

Nicole Rosen

Pagan Communications

nicoler@dpagan.com

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Group, Inc.

VISL@gatewayir.com

-Financial Tables to Follow-

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	2022	2021
Revenue, net	$28,402	$33,882
Cost of revenue and operating expenses
Cost of components and personnel	15,204	15,164
Inventory valuation adjustments	2,930	843
General and administrative expenses	18,195	22,039
Research and development	4,058	3,051
Impairment of right-of-use assets	88	—
Impairment of goodwill	—	9,189
Amortization and depreciation	1,722	1,343
Total cost of revenue and operating expenses	42,197	51,629
Loss from operations	(13,795)	(17,747)
Other income (expenses)
Changes in fair value of derivative liabilities	—	22
Gain on settlement of debt	46	1,362
Other income	32	—
Interest expense, net	(38)	(29)
Total other income	40	1,355

Net loss before income taxes	(13,755)	(16,392)

Income taxes
Deferred tax benefits	215	—

Net loss	(13,540)	(16,392)

Dividends	(20)	—

Net loss attributable to common shareholders	$(13,560)	$(16,392)

Net loss per share attributable to Common Shareholders:
Basic and diluted loss per share	$(0.29)	$(0.38)

Weighted average number of shares outstanding:
Basic and Diluted	46,692	43,484

Comprehensive loss:
Net loss	$(13,540)	$(16,392)
Unrealized gain (loss) on currency translation adjustment	1,040	(445)
Comprehensive loss	$(12,500)	$(16,837)

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	2022	2021
ASSETS
Current assets
Cash	$25,627	$36,231
Accounts receivable, net	6,007	9,069
Inventories, net	12,021	11,894
Prepaid expenses and other current assets	1,232	2,470
Total current assets	44,887	59,664
Right of use assets, operating leases	1,075	1,362
Property and equipment, net	1,434	1,173
Intangible assets, net	4,400	5,921
Total assets	$51,796	$68,120
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,626	$3,075
Accrued expenses	1,568	3,155
Notes payable	84	99
Operating lease obligations, current	455	560
Customer deposits and deferred revenue	1,540	2,113
Total current liabilities	6,273	9,002
Operating lease obligations, net of current portion	1,107	1,507
Deferred tax liabilities	764	978
Total liabilities	8,144	11,487
Commitments and contingencies (See Note 1)

Series A Preferred stock, $0.00001 par value per share: 47,500 and -0- shares authorized on December 31, 2022, and 2021, respectively; 47,419 and -0- shares issued and outstanding on December 31, 2022, and 2021, respectively at a redemption value equal to $0.10 in cash for each ten thousand (10,000) whole shares.	—	—

Stockholders’ equity
Preferred stock, $0.00001 par value per share: 10,000,000 shares authorized on December 31, 2022, and 2021, respectively	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on December 31, 2022, and 2021, respectively:
Common stock, 47,419,317 and 45,825,089 were issued, and 47,416,658 and 45,822,430 were outstanding on December 31, 2022, and 2021, respectively.	—	—
Additional paid-in capital	345,365	343,746
Accumulated other comprehensive loss	(1,337)	(297)
Treasury stock, at cost – 2,659 shares as of December 31, 2022, and 2021, respectively	(277)	(277)
Accumulated deficit	(300,099)	(286,539)
Total stockholders’ equity	43,652	56,633
Total liabilities and stockholders’ equity	$51,796	$68,120

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Reconciliation of Preliminary Unaudited GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
YEAR ENDING DECEMBER 31, 2022
(IN THOUSANDS)

Reconciliation of net income to EBITDA	2022	2021
Net loss	$(13,540)	$(16,392)
Interest expense	$(38)	$(29)
Amortization and depreciation	$1,722	$1,343
Deferred tax	$215	$-
EBITDA	$(11,995)	$(15,020)

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